EXHIBIT 21.1

     Set forth below is a list of subsidiaries of the Registrant.
Omitted from the following list are the names of particular subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.
Subsidiaries of subsidiaries are indented.

                                                  Jurisdiction
                                                  of
Name                                              Incorporation
----                                              -------------
..Reliance Financial Services Corporation         Delaware
....Reliance Insurance Group, Inc.                Delaware
......Reliance Corporate Services Inc.            Delaware
....Reliance Development Figueroa, Inc.           California
......Reliance Figueroa Associates Limited
          Partnership                             California

....Reliance Insurance Company                    Pennsylvania

         SEE ANNEX 1 FOR RELIANCE INSURANCE SUBSIDIARIES

..Reliance Development Group, Inc.                Delaware

            SEE ANNEX 2 FOR REAL ESTATE SUBSIDIARIES

..Leasco Intercontinental N.V.                    Neth. Antilles
..LCEC Corporation                                Delaware
..Reliance Protective Services, Inc.              Delaware
..Reliance General Services, Inc.                 Delaware
..Convenience & Safety Corporation                Delaware
....CSC of Washington, D.C., Inc.                 D.C.

                ANNEX 1 - INSURANCE SUBSIDIARIES

                                                  Jurisdiction
                                                  of
Name                                              Incorporation
----                                              -------------
Reliance Insurance Company                        Pennsylvania
..Diamond Insurance Services, Inc.                Delaware
..Onyx, Inc.                                      Delaware
..Reliance Reinsurance Company                    Delaware
..Sterling Administrative Services, Inc.          Pennsylvania
..Platinum Investors, Inc.                        Delaware
..Cananwill, Ltd.                                 Bermuda
..Reliance Insurance Company of California        California
..Firemark Insurance Company                      Pennsylvania
..Reliance National Indemnity Company             Wisconsin
..Regent International Insurance Company, Ltd.    Bermuda
..Reliance Insurance Company of Illinois          Illinois
..Reliance National Insurance Company of New York New York
..Reliance Life Companies                         Pennsylvania
..Reliance Surety Company                         Delaware
..United Pacific Insurance Company                Pennsylvania
....Uni-Pac Corporation                           Washington
..RDG, Inc.                                       Delaware
..Marketing Management, Inc.                      Delaware
..United Pacific Insurance Company of New York    New York
..Reliance Custom Underwriting Facility, Inc.     Pennsylvania
..Reliance Surety Managers, Inc.                  Pennsylvania
..Reliance Reinsurance Corp.                      Pennsylvania
..Reliance Consumer Services, Inc.                Texas
..Reliance Special Risk, Inc.                     Pennsylvania
....Reliance Specialty Programs, Inc.             Pennsylvania
..Reliance Lloyds                                 Texas
..Reliance Insurance Companies Foundation         Pennsylvania
..Reliance National Risk Specialists, Inc.        Pennsylvania
..Reliance National Insurance Company             Delaware
..Seguros Proteccion Mutua, S.A.                  Mexico
....Reliance National Risk Services, Inc.         New York
....Blackmoor Group, Inc.                         New York
......Blackmoor Insurance Agency, Inc.            New York
..Reliance National (U.K.) Ltd.                   England
....Reliance National Insurance Company
     (U.K.) Ltd.                                  England
..Reliance National (Barbados) Insurance, Ltd.    Barbados
..Reliance Insurance Group Brokerage
     Division, Inc.                               Pennsylvania
..Transamerica Title Insurance Company            Arizona
....Transamerica Title Insurance Company of
     New York                                     New York
....Title Transfer Services, Inc.                 Colorado
..State Title Insurance Company                   Pennsylvania
....Commonwealth Land Title Insurance Company     Pennsylvania
......CLT Appraisal Services, Inc.                Pennsylvania
......Commonwealth Land Title Company             California

......Commonwealth Land Title Company of Austin   Texas
......Commonwealth Land Title Company of Dallas   Texas
......Commonwealth Land Title Company of El Paso  Texas
......Commonwealth Land Title Company of Fort
          Worth                                   Texas
......Commonwealth Land Title Company of Houston  Texas
......Commonwealth Land Title Company of
          Jefferson County                        Texas
......Commonwealth Land Title Company of
          San Antonio                             Texas
......Commonwealth Land Title Company of
          Washington                              Washington
......Commonwealth Land Title Corporation (Iowa)  Iowa
......Commonwealth Relocation Services, Inc.      Pennsylvania
......Commonwealth Title of Arizona               Arizona
......CRS Financial Services, Inc.                Pennsylvania
......Day One, Inc.                               Pennsylvania
......DelPenn Land Company                        Delaware
......District-Realty Title Insurance Corporation Maryland
......El Paso Abstract Co.                        Colorado
......Industrial Valley Title Insurance Company   Pennsylvania
........Continental Title Insurance Company       New Jersey
......Monumental Title Corporation                Maryland
......Osage Corporation                           Pennsylvania
......Property Services, Inc.                     Pennsylvania
......Ranier Title Company                        Washington
......T & T Co. Holding Company                   Florida
........Title & Trust Company of Florida          Florida
........Lauderdale Title Insurance Corporation    Florida
......The National 1031 Exchange Corporation      California
......Title Guarantee Company of Rhode Island     Rhode Island
......Title Insurance Company                     Alabama
..Reliance Development Company, Inc. of Tucson    Delaware
....Reliance Centro Limited Partnership           Arizona
..Reliance Development Pueblo Parking, Inc.       Arizona
....Reliance Pueblo Limited Partnership           Arizona
..Prometheus Funding Corp.                        Delaware
..RCG International, Inc.                         Delaware
....RCG-Moody International Limited               England
......ICSB B.V.                                   Holland
........ICSB G.m.b.H.                             Germany
........ICSB Ltd.                                 Hong Kong
........ICSB Sarl                                 France
......Maghraby Moody International BV (MMI BV)    Netherlands
......MMI Italia SRL                              Italy
......MMI Maghraby Moody International GmbH       Germany
......Moody-Tottrup Gulf Limited                  Channel Is.
........Moody-Tottrup International Ltd. (Japan)  Japan
......RCG International (Trade Name - Canada)     Canada
......BMIQA Limited                               England
......Associated Offices Quality Certification
          Ltd.                                    England
......Maghraby Moody International Limited        England
........Moody International, Inc.                 Delaware

......The Steel Protection Consultancy Ltd.       England
....Herbert W. Davis and Company                  New Jersey
....RCG/Asbach, Inc.                              Delaware
....RCG/Hagler, Bailly, Inc.                      Dist. of Columbia
....RCG/Pro-Access, Inc.                          Delaware
....RCG Information Technology, Inc.              New Jersey
....Werner International, Inc.                    Delaware
......Werner Management Consultants, Inc.         New York

               ANNEX 2 - REAL ESTATE SUBSIDIARIES

                                                  Jurisdiction
                                                  of
Name                                              Incorporation
----                                              -------------
Reliance Development Group, Inc.                  Delaware
..Continental Villages Company, Inc.              Delaware
..Reliance Advisory Group, Inc.                   California
..Reliance Development Company, Inc. of Glendale  California
..Reliance Development Parking Company            Arizona
                                                  ..Reliance
..Reliance Oriental Warehouse, Inc.               Delaware
....Reliance Oriental Warehouse Associates
     (A California Limited Partnership)           California
......Oriental Warehouse Associates
          (A California Limited Partnership)      California
..Reliance River Center Associates                New York
..Relibro Corp.                                   New York